PROXY



                                    ENTREMED
                         ANNUAL MEETING OF STOCKHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John W. Holaday, Ph.D. as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washington Boulevard, Gaithersburg, Maryland 20878 on June 30, 1997 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

         1.  Election of Directors

   FOR all nominees listed below |_|   WITHHOLDING AUTHORITY  |_|
   (except as marked to the            to vote for all nominees listed below
   contrary below)

John W. Holaday, Ph.D., Donald S. Brooks, Bart Chernow, M.D., Samuel R. Dunlap, Jr., Lee F. Meier, Mark C.M. Randall, Leon E. Rosenberg, M.D., Wendell M. Starke

          (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

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         2. To approve an amendment and restatement to the Company's 1996 Stock
Option Plan in order to increase the number of shares of Common Stock reserved for issuance thereunder from 516,667 to 1,266,667.

         FOR |_|                   AGAINST |_|                ABSTAIN |_|


         3. To consider and act upon proposed amendments to the Certificate of Incorporation to provide for the classification of the Company's Board of Directors into three classes.

         FOR |_|                   AGAINST |_|                ABSTAIN |_|




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         4. Approval and ratification of the appointment of Ernst & Young
L.L.P. as independent auditors.

         FOR |_|                   AGAINST |_|                ABSTAIN |_|


         5. IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         The shares of Common Stock represented by this proxy will be voted as directed. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE AMENDMENT AND RESTATEMENT TO THE 1996 STOCK OPTION PLAN, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE CLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS INTO THREE CLASSES AND FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.


                              DATED:______________________, 1997



                              ----------------------------------
                              Signature


                              ----------------------------------
                              Signature if held jointly.

                              (Please date, sign as name appears at the left, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)



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